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                                                                   EXHIBIT 10.85

                 [PARACELSUS HEALTHCARE CORPORATION LETTERHEAD]

                             STAY-ON BONUS AGREEMENT

     This Stay-on Bonus Agreement (the "Agreement") is entered into effective as of March 3, 2000 (the "Effective Date") by and between PHC/CHC Holdings, Inc., a Delaware corporation (the "Company"), Paracelsus Healthcare Corporation, a California corporation (the "Parent"), and Rob Starling (the "Employee").

     WHEREAS, the Company employs Employee and desires to provide Employee with a contingent bonus as provided herein that is in addition to the other compensation and benefits provided to Employee by the Company; and

     WHEREAS, Employee desires to be eligible for such bonus;

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. First Stay-on Bonus. Subject to the further provisions of this Agreement, the Company shall pay to Employee a cash bonus of $37,500.00 on the effective date on which more than 40% of Parent's $325 million subordinated bonds are satisfied, exchanged or restructured (the "First Date"), provided Employee continues to be an employee of the Company on the First Date. Notwithstanding the foregoing however, if Employee's employment with the Company is terminated prior to the First Date by the Company without Cause, then the Company shall pay Employee the bonus amount provided above at the time that such bonus otherwise becomes payable, if ever. As used herein, "Cause" means (i) the willful failure by Employee to perform his duties and responsibilities with the Company (other than any such failure resulting from his mental or physical impairment), (ii) any gross misconduct or gross negligence of Employee in the performance of Employee's duties, (iii) any theft or embezzlement of Company property by Employee, or (iv) the conviction (or plea of nolo contendere) of Employee for a felony. If Employee's employment terminates for any other reason prior to the First Date, no bonus shall be payable under this Agreement.

     2. Second Stay-on Bonus. Subject to the further provisions of this Agreement, the Company shall pay to Employee a cash bonus of $37,500.00 on the 90th day following the First Date (the "Second Date"), provided Employee continues to be an employee of the Company on such Second Date. Notwithstanding the foregoing however, if Employee's employment with the Company is terminated prior to the Second Date by the Company without Cause, then the Company shall pay Employee the bonus amount provided above at the time that such bonus otherwise becomes payable, if ever. If Employee's employment terminates for any other reason prior to the Second Date, no bonus shall be payable under this Agreement.


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     3. Confidentiality. Employee understands and acknowledges that the amount of any bonus payable to Employee pursuant to this Agreement is a highly confidential matter and Employee agrees not to disclose such amount to any other person except as required by law and that any violation of this covenant by Employee shall result in a forfeiture of all rights Employee may have to receive any bonus hereunder.

     4. Assignability. The Company shall have the right to assign this Agreement, either in whole or in part, to any affiliate of the Company.

     5. Miscellaneous.

     (a) No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officer as may be specifically authorized by the President of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement is a complete integration of the parties' agreement; no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

     (b) The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas without reference to principles of conflicts of law.

     (c) The Company shall withhold from any payments made hereunder all taxes required to be withheld by any applicable law.

     (d) This Agreement is not, and shall not be construed as being, an employment agreement between Employee and the Company for any fixed period and Employee is and shall continue to be an "at will" employee of the Company.

     (e) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     6. Guarantee. The Parent hereby irrevocably and unconditionally guarantees to Employee the payment of all obligations of the Company in accordance with the terms of this Agreement.

     7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have executed this Agreement effective for all purposes as of the Effective Date.

PARENT                                 COMPANY

By:                                    By:
    -------------------------------        --------------------------------

Name:                                  Name:
      -----------------------------          ------------------------------

Title:                                 Title:
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                                       EMPLOYEE


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